Exhibit 99.5

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Regulatory Initiatives in Illinois
UBS Warburg
Energy and Utilities Conference
February 12, 2002

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The Illinois Landscape

o Open access phased in for C&I customers beginning 10/1/99; all C&I customers became eligible for delivery services on 1/1/01

o    Open access for all residential customers begins 5/1/02

o ComEd bundled rates frozen at 1994 levels for all customers through 2004, with 20% residential rate reduction

o Utilities must continue to provide bundled service to all customers at cost-based rates until declared competitive or abandoned, which requires ICC approval
     - This obligation makes Illinois utilities the provider of last resort ("POLR")

o    Transition charges calculated on "lost revenues" basis and end in 2006
     - Mitigation factors of 8 to 12% (non-residential) and 6 to 10% (residential) of bundled rates and create savings opportunities relative to bundled tariffed rates during transition charge period

o Utilities required to provide unbundled power (i.e., the "PPO") to C&I customers at same market values used to calculate transition charges, creating non-supply options for agents and alternative suppliers

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The POLR Dilemma in Illinois

o As is the case in other restructured states, POLR supply service offerings have a tremendous impact on the development of competition
     -    POLR service has an "option" value
     - Current pricing structure for POLR services creates an inviting "nest" for some large C&I customers

o    Inherent tension between rate certainty and competition must be resolved
     - ComEd has divested itself of generation and must procure supplies from the wholesale market to meet the uncertain--and potentially volatile--levels of demand beginning 1/1/05
     - A fully hedged position on POLR service rates would be costly to implement and potentially ruinous to competition
     - Sudden and dramatic shifts in demand could expose customers to either prevailing market prices or stranded hedging costs

o Demand uncertainty creates uncertainty for both utilities and retail and wholesale suppliers alike

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Striking A Balance

ComEd's Obligation to Provide Supply Service

Small Customers ("Mass Market")                   Larger Customers

less than 400 kW demand                           Greater than 400 kW demand
99%+ of customers                                 less than 1% of customers
  o  65% of peak                                    o   35% of peak
  o  53% of energy                                  o   47% of energy
  o  Potentially nervous about deregulation         o   Capable of managing risk

Multi-Year Fixed-Price Offer                      Spot Market Passthrough

  o  Addresses needs of mass market                 o   Facilitates market
                                                        development

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Switching Levels Vary by Customer Size
C&I Customer Supply Analysis
December 31, 2001

[This slide contains a stacked column chart which shows the type of electricity supply {bundled, power purchase option (PPO), or retail energy supplier (RES)} for commercial and industrial customer classes broken down according to annual kilowatt hour usage. The data points are shown on the table below.]

--------------------------------------------------------------------------------------------------
Watthour                   % of Class on      % of Class         % of Class           Total
                           Bundled Supply       on PPO          on RES Supply
--------------------------------------------------------------------------------------------------
0 to 25 KW                     95%                  3%                2%              100%
--------------------------------------------------------------------------------------------------
25 to 100 KW                   88%                  6%                6%              100%
--------------------------------------------------------------------------------------------------
100 to 400 KW                  75%                 14%                11%             100%
--------------------------------------------------------------------------------------------------
400 to 800 KW*                 62%                 17%                21%             100%
--------------------------------------------------------------------------------------------------
800 to 1,000 KW                59%                 24%                16%             100%
--------------------------------------------------------------------------------------------------
1 to 3 MW**                    52%                 30%                19%             100%
--------------------------------------------------------------------------------------------------
3 to 6 MW**                    42%                 30%                28%             100%
--------------------------------------------------------------------------------------------------
6 to 10 MW**                   45%                 22%                33%             100%
--------------------------------------------------------------------------------------------------
Over 10 MW**                   46%                 23%                30%             100%
--------------------------------------------------------------------------------------------------

*[A box on the graph points out that "reliance on bundled rates decreases markedly at the 400 KW level and above".]

**[A box on the graph points out that these are "Active shoppers that exhibit the ability to manage supply".]

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Next Steps

o In order to provide sufficient time for customers, suppliers and us to prepare, ComEd's goal is to focus the POLR discussion on the large customers in 2002

o ComEd's successful filing to limit the eligibility for PPO to customers paying CTCs was an important first step because it signals to RESs and wholesale suppliers that customers must and will begin to be served by market-supplied resources

o    ComEd's next steps will be to
     - Consider the abandonment and the declaration of certain services as competitive for large customer classes
     - Initiate workshops early this year to discuss the large customer aspects of this proposal
     - Remain flexible to account for participant concerns and market developments

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Purpose of the Delivery Services Rate Case

o Delivery services rates represent only the distribution costs incurred by ComEd when customers purchase unbundled generation.
     - One-third of ComEd's nonresidential energy sales are made under delivery services rates.
     - Traditional bundled rates are not affected by the delivery services filing and will remain frozen through 2004.

o Filing was prompted by need to establish residential delivery services rates for residential choice beginning May 2002.

o Getting the price right -- both in terms of overall revenue and rate design -- is a major objective.

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Executive Summary

o ComEd is requesting a 29% increase in its delivery services rates, which includes adjustments for issues that have been resolved during the case.

o The magnitude of the increase is largely driven by the higher 2000 test year expenditures (both operating expenses and rate base) when compared to the 1997 test year expenditures on which the current rates are based.
     - These expenditures have resulted in a 40% reduction in outage frequency and duration since 1999.

o    Little, if any, additional revenue is expected from the case in the year
     2002.
     - The increased delivery services revenue is offset by reduced CTC revenue under the transition charge formula.

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ComEd has Competitive Distribution Rates
Distribution revenue requirements (cents/kWh) for peer restructured utilities:

         NSTAR             3.54
         SDG&E             3.17
         PSE&G             2.90
         PG&E              2.70
         PECO              2.52
         So. CA Edison     2.46
         ComEd request     1.93
         Detroit Edison    1.90
         Cleveland Elec.   1.70
         ComEd current     1.50
         Reliant           1.27

Simple average of the utilities is 2.46 cents/kWh (excluding ComEd)


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Financial Details - Delivery Services

o ComEd's requested jurisdictional revenue requirement is $1.683 billion per year with a $4.084 billion net rate base.

o The overall rate of return has been largely settled with major parties in the proceeding and results in the following financial structure:

                                                             Cost or Earnings
                                                             ----------------
                     Amount          Percent       End of
Cost of Capital    (millions)        of Total        Year       Weighted
---------------    ----------        --------        ----       --------

Long Term Debt        $6,966           57.14%       6.95%        3.97%
Preferred Stock            0            0.00%       0.00%        0.00%
Common Equity          5,224           42.86%      11.72%        5.02%
                      ------          ------      ------        -----

Total                $12,190          100.00%                    8.99%

The settlement is an increase over the current approved weighted cost of capital of 8.84%

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Status of Case

o Recently, ComEd and the parties reached an agreement on the scope of, and parameters for, an audit of ComEd's test year 2000 expenditures.
     - The purpose of the audit is to further analyze and establish the reasonableness of past investments and expenditures.
     - ComEd believes that an audit is unnecessary because it has already provided sufficient evidence during the proceeding.

o An order establishing interim residential delivery services rates is expected to be entered by the Illinois Commerce Commission in April, 2002.

o An order concluding the audit process and establishing final delivery service rates for all customers is expected to be entered by April, 2003.